Exhibit 5

                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114

July 6, 2009

Board of Directors
First Litchfield Financial Corporation
13 North Street
Litchfield, Connecticut 06759

      Re: Registration Statement on Form S-3 Relating to Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Warrant to Purchase Shares of Common Stock and Shares of Common Stock

Ladies and Gentlemen:

      As counsel for First Litchfield Financial Corporation, a Delaware corporation (the "Corporation"), we are furnishing you with this opinion in connection with the sale by selling shareholder of 10,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.00001 per share, the Warrant to Purchase 199,203 Shares of Common Stock, par value $.01 per share, and 199,203 Shares of Common Stock, par value $.01 per share, of the Corporation (together, the "Shares") to which the above-referenced Registration Statement relates.

      As counsel to the Corporation, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are, or when issued will be, legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,


                                            /s/ Cranmore, FitzGerald & Meaney
                                            ---------------------------------
                                                Cranmore, FitzGerald & Meaney